Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2017.

FOR IMMEDIATE RELEASE

Investor Inquiries                                Media Inquiries
Leah Andress                                     Andrea Simpson
Investor Relations Associate                            Vice President, Marketing
301/998-8265                                    617/684-1511
landress@federalrealty.com                             asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2016 OPERATING RESULTS

ROCKVILLE, Md. (February 13, 2017) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year ended December 31, 2016. Highlights of the quarter and year end include:

•
Generated earnings per diluted share of $0.80 for the quarter compared to $0.97 in fourth quarter 2015 ($0.73 excluding a $0.24 gain on sale in the fourth quarter 2015). For the year ended 2016, generated earnings per diluted share of $3.50 compared to $3.03 for the year ended 2015.

•
Generated FFO per diluted share of $1.45 for the quarter compared to $1.37 in fourth quarter 2015. For the year ended 2016, generated FFO per diluted share of $5.65 compared to $5.05 for the year ended 2015 ($5.32 excluding prepayment premiums in 2015).

•	Generated same center property operating income growth of 3.0% for the fourth quarter. For the year end 2016, same center growth was 3.1%.

•	Signed leases for 274,622 sf of comparable space (347,604 sf total) in the fourth quarter at an average rent of $37.10 psf and achieved cash basis rollover growth on those comparable spaces of 15%.

•	Affirmed 2017 FFO per diluted share guidance range of $5.83 - $5.93.

“We are very pleased with our fourth quarter and full year 2016 results - another record for the trust in terms of FFO per share,” said Donald C. Wood, President and Chief Executive Officer of Federal Realty. “We are making good progress on anchor box releasing in our core portfolio. The second phases at both Assembly Row and Pike & Rose have been topped off and we are excited for them to begin opening later this year. We continue to execute on our long term, balanced business plan in order to further position our portfolio for the changing retail environment.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2016 OPERATING RESULTS
February 13, 2017

Financial Results
Net income available for common shareholders was $57.9 million and earnings per diluted share was $0.80 for fourth quarter 2016 versus $67.8 million and $0.97, respectively, for fourth quarter 2015 ($0.73 per diluted share excluding a $0.24 gain on sale in the fourth quarter 2015). For the full year 2016, Federal Realty reported net income available for common shareholders of $249.4 million and earnings per diluted share of $3.50. This compares to net income available for common shareholders of $209.7 million and earnings per diluted share of $3.03 for the full year 2015.

In the fourth quarter 2016, Federal Realty generated funds from operations available for common shareholders (FFO) of $104.9 million, or $1.45 per diluted share. This compares to FFO of $96.5 million, or $1.37 per diluted share, in fourth quarter 2015. For the full year 2016, FFO was $406.4 million, or $5.65 per diluted share, compared to $352.9 million, or $5.05 per diluted share for the full year 2015. Excluding an early extinguishment of debt charge in 2015, FFO per diluted share for the full year 2015 was $5.32.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In fourth quarter 2016, same-center property operating income increased 3.0% when including properties that are being redeveloped and 2.1% when excluding those properties. For the year 2016, same-center property operating income increased 3.1% when including properties that are being redeveloped and 1.9% when excluding those properties. As anticipated, an unusually high number of anchor vacancies, both proactively pursued and otherwise, negatively impacted the quarterly and year end results.

The overall portfolio was 94.4% leased as of December 31, 2016, compared to 94.3% on December 31, 2015. Federal Realty’s same center portfolio was 95.7% leased on December 31, 2016, compared to 95.9% on December 31, 2015.

During fourth quarter 2016, Federal Realty signed 89 leases for 347,604 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 274,622 square feet at an average cash basis contractual rent increase (i.e., excluding the impact of straight-line rents) of 15%. The average contractual rent on this comparable space for the first year of the new leases is $37.10 per square foot compared to the average contractual rent of $32.27 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases for comparable retail space averaged 27% for fourth quarter 2016.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2016 OPERATING RESULTS
February 13, 2017

For the year 2016, Federal Realty signed 386 leases for 1.7 million square feet of retail space. On a comparable space basis, Federal Realty leased 1.5 million square feet at an average cash-basis contractual rent increase of 13%, and 26% on a GAAP-basis. The average contractual rent on this comparable space for the first year of the new leases is $34.72 per square foot compared to the average contractual rent of $30.63 per square foot for the last year of the prior leases. As of December 31, 2016, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $26.91 per square foot, as compared to $26.28 per square foot on December 31, 2015.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.98 per common share, resulting in an indicated annual rate of $3.92 per common share. The regular common dividend will be payable on April 17, 2017 to common shareholders of record as of March 14, 2017.

Summary of Other Quarterly Activities and Recent Developments

•
February 8, 2017 - Federal Realty announced the promotion of Craig Klimisch to Vice President - Corporate Controller. In this capacity, Mr. Klimisch is responsible for all aspects of accounting functions and processes, internal and external financial reporting and SEC filing requirements. Mr. Klimisch joined Federal Realty in 2011.

•
February 9, 2017 - Federal Realty announced the acquisition of Hastings Ranch Plaza, a 274,000 square foot shopping center in Pasadena, California. The Trust acquired the leasehold interest in the shopping center for $29.5 million. Hastings Ranch Plaza enjoys immediate access to Interstate 210 at the Rosemead-Michillinda exit and is within walking distance of the Sierra Madre Station on the Metro Gold Line. Federal Realty anticipates increasing the value over time through potential redevelopment and/or the re-leasing of space currently leased at below market rents.

Guidance
Federal Realty affirmed our 2017 guidance for FFO per diluted share of $5.83 to $5.93 and 2017 earnings per diluted share guidance of $3.13 to $3.23.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year end 2016 earnings conference call, which is scheduled for Tuesday, February 14, 2017 at 12:00PM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 30117601 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 21, 2017 by dialing 855.859.2056; Passcode: 30117601.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2016 OPERATING RESULTS
February 13, 2017

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 96 properties include over 2,800 tenants, in approximately 23 million square feet, and over 1,800 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 49 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2017.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2016
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands, except per share data)

REVENUE
Rental income	$200,871	$189,200	$786,583	$727,812
Other property income	2,456	2,446	11,015	11,810
Mortgage interest income	782	861	3,993	4,390
Total revenue	204,109	192,507	801,591	744,012
EXPENSES
Rental expenses	39,941	39,092	158,326	147,593
Real estate taxes	24,122	22,959	95,286	85,824
General and administrative	8,121	8,119	33,399	35,645
Depreciation and amortization	48,448	46,423	193,585	174,796
Total operating expenses	120,632	116,593	480,596	443,858
OPERATING INCOME	83,477	75,914	320,995	300,154
Other interest income	89	40	374	149
Interest expense	(23,851)	(23,207)	(94,994)	(92,553)
Early extinguishment of debt	—	—	—	(19,072)
Income from real estate partnerships	9	430	50	1,416
INCOME FROM CONTINUING OPERATIONS	59,724	53,177	226,425	190,094
Gain on sale of real estate and change in control of interests	—	16,821	32,458	28,330
NET INCOME	59,724	69,998	258,883	218,424
Net income attributable to noncontrolling interests	(1,687)	(2,044)	(8,973)	(8,205)
NET INCOME ATTRIBUTABLE TO THE TRUST	58,037	67,954	249,910	210,219
Dividends on preferred shares	(135)	(135)	(541)	(541)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$57,902	$67,819	$249,369	$209,678
EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.81	$0.74	$3.07	$2.63
Gain on sale of real estate and change in control of interests, net	—	0.24	0.44	0.41
	$0.81	$0.98	$3.51	$3.04
Weighted average number of common shares, basic	71,628	69,272	70,877	68,797
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.80	$0.73	$3.06	$2.62
Gain on sale of real estate and change in control of interests, net	—	0.24	0.44	0.41
	$0.80	$0.97	$3.50	$3.03
Weighted average number of common shares, diluted	71,785	69,456	71,049	68,981

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2016
	December 31,
	2016	2015
	(in thousands, except share and
	per share data)
ASSETS
Real estate, at cost
Operating (including $1,226,918 and $1,192,336 of consolidated variable interest entities, respectively)	$6,125,957	$5,630,771
Construction-in-progress	599,260	433,635
Assets held for sale	33,856	—
	6,759,073	6,064,406
Less accumulated depreciation and amortization (including $209,239 and $176,057 of consolidated variable interest entities, respectively)	(1,729,234)	(1,574,041)
Net real estate	5,029,839	4,490,365
Cash and cash equivalents	23,368	21,046
Accounts and notes receivable, net	116,749	110,402
Mortgage notes receivable, net	29,904	41,618
Investment in real estate partnerships	14,864	41,546
Prepaid expenses and other assets	208,555	191,582
TOTAL ASSETS	$5,423,279	$4,896,559
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $439,120 and $448,315 of consolidated variable interest entities, respectively)	$471,117	$481,084
Capital lease obligations	71,590	71,620
Notes payable	279,151	341,961
Senior notes and debentures	1,976,594	1,732,551
Accounts payable and other liabilities	201,756	146,532
Dividends payable	71,440	66,338
Security deposits payable	16,285	15,439
Other liabilities and deferred credits	115,817	121,787
Total liabilities	3,203,750	2,977,312
Commitments and contingencies
Redeemable noncontrolling interests	143,694	137,316
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par: 5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 71,995,897 and 69,493,392 shares issued and outstanding, respectively	722	696
Additional paid-in capital	2,718,325	2,381,867
Accumulated dividends in excess of net income	(749,734)	(724,701)
Accumulated other comprehensive loss	(2,577)	(4,110)
Total shareholders’ equity of the Trust	1,976,733	1,663,749
Noncontrolling interests	99,102	118,182
Total shareholders’ equity	2,075,835	1,781,931
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,423,279	$4,896,559

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2016
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$59,724	$69,998	$258,883	$218,424
Net income attributable to noncontrolling interests	(1,687)	(2,044)	(8,973)	(8,205)
Gain on sale of real estate and change in control of interests, net	—	(16,821)	(31,133)	(28,330)
Depreciation and amortization of real estate assets	42,392	40,619	169,198	154,232
Amortization of initial direct costs of leases	4,146	4,222	16,875	15,026
Funds from operations	104,575	95,974	404,850	351,147
Dividends on preferred shares	(135)	(135)	(541)	(541)
Income attributable to operating partnership units	748	878	3,145	3,398
Income attributable to unvested shares	(267)	(243)	(1,095)	(1,147)
FFO (2)	104,921	96,474	406,359	352,857
Weighted average number of common shares, diluted	72,549	70,391	71,869	69,920
FFO per diluted share (2)	$1.45	$1.37	$5.65	$5.05

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$133,136	$58,863	$428,669	$239,338
Tenant improvements and incentives	10,206	8,321	34,610	24,050
Total non-maintenance capital expenditures	143,342	67,184	463,279	263,388
Maintenance capital expenditures	13,227	10,390	29,357	19,699
Total capital expenditures	$156,569	$77,574	$492,636	$283,087

Dividends and Payout Ratios
Regular common dividends declared	$70,512	$65,317	274,402	$250,388

Dividend payout ratio as a percentage of FFO (2)	67%	68%	68%	71%

Notes:
1)    See Glossary of Terms.

2)
If the $19.1 million early extinguishment of debt charge incurred in the second quarter of 2015 was excluded, our FFO for the year ended December 31, 2015 would have been $371.9 million, and FFO per diluted share would have been $5.32. Additionally, the dividend payout ratio as a percentage of FFO for the year ended December 31, 2015 would have been 67%.

Federal Realty Investment Trust
Market Data
December 31, 2016
	December 31,
	2016	2015
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	72,760	70,428
Market price per common share	$142.11	$146.10
Common equity market capitalization including operating partnership units	$10,339,924	$10,289,531

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$10,349,924	$10,299,531

Total debt (3)	2,798,452	2,627,216

Total market capitalization	$13,148,376	$12,926,747

Total debt to market capitalization	21%	20%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	98%
Variable rate debt	—%	2%
	100%	100%
Notes:

1)	Amounts include 763,797 and 934,405 operating partnership units outstanding at December 31, 2016 and 2015, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. The December 31, 2016 and 2015 balances are net of debt issuance costs of $15.4 million and $15.2 million, respectively, reflecting our January 1, 2016 adoption of ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs." See Note 2 of our December 31, 2016 Form 10-K for additional information regarding the adoption.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2016
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)
Minimum rents (1)
Retail and commercial	$140,525	$132,260	$549,552	$509,825
Residential	12,989	11,104	49,465	42,797
Cost reimbursements	39,038	37,416	158,042	148,110
Percentage rents	3,111	3,270	10,977	11,911
Other	5,208	5,150	18,547	15,169
Total rental income	$200,871	$189,200	$786,583	$727,812

Notes:

1)
Minimum rents include $1.9 million and $2.6 million for the three months ended December 31, 2016 and 2015, respectively, and $8.1 million and $7.6 million for the years ended December 31, 2016 and 2015, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.8 million for the three months ended December 31, 2016 and 2015, respectively, and $1.8 million and $2.7 million for the years ended December 31, 2016 and 2015, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2016
	As of December 31, 2016
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (3)
			(in thousands)
Mortgages Payable
Secured fixed rate
Plaza El Segundo	8/5/2017	6.33%	$175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	42,536
The Grove at Shrewsbury (West)	3/1/2018	6.38%	10,792
Rollingwood Apartments	5/1/2019	5.54%	21,283
The Shops at Sunset Place	9/1/2020	5.62%	68,634
29th Place	1/31/2021	5.91%	4,553
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	72,726
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,576
Subtotal			466,305
Net unamortized premium and debt issuance costs			4,812
Total mortgages payable			471,117		4.49%

Notes payable
Unsecured fixed rate
Term Loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,247
Unsecured variable rate
Revolving Credit Facility (2)	4/20/2020	LIBOR + 0.825%	—
Subtotal			280,247
Net unamortized debt issuance costs			(1,096)
Total notes payable			279,151		2.99%	(4)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			1,994,200
Net unamortized discount and debt issuance costs			(17,606)
Total senior notes and debentures			1,976,594		3.98%

Capital lease obligations
Various	Various through 2106	Various	71,590		8.04%
Total debt and capital lease obligations			$2,798,452

Total fixed rate debt and capital lease obligations			$2,798,452	100%	4.07%
Total variable rate debt			—	—%	—%	(4)
Total debt and capital lease obligations			$2,798,452	100%	4.07%	(4)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)(6)	4.45x	5.06x	4.76x	4.50x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)(6)	4.45x	4.45x	4.48x	4.25x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)	4.45x	5.06x	4.76x	3.85x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)	4.45x	4.45x	4.48x	3.63x

Notes:

1)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus the loan is included in fixed rate debt.

2)
There were no borrowings under our revolving credit facility during the three months ended December 31, 2016. For the year ended December 31, 2016, the maximum amount drawn under our revolving credit facility was $251.5 million, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees was 1.3%.

3)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums if applicable, except as described in Note 4.

4)
The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on December 31, 2016. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

5)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate and change in control of interests of $32.5 million for the year ended December 31, 2016 and $16.8 million and $28.3 million for the three months and year ended December 31, 2015, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

6)
Fixed charges for the year ended December 31, 2015 exclude the $19.1 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 6.20% senior notes in the second quarter of 2015.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2016
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2017	$6,213	$216,732		$222,945		7.9%	7.9%	4.8%
2018	5,525	285,502	(1)	291,027		10.3%	18.2%	2.9%
2019	5,455	20,160		25,615		0.9%	19.1%	5.7%
2020	4,769	210,593	(2)	215,362		7.7%	26.8%	5.3%	(5)
2021	3,110	253,625		256,735		9.1%	35.9%	2.8%
2022	1,237	366,323		367,560		13.1%	49.0%	3.5%
2023	1,237	330,010		331,247		11.8%	60.8%	3.9%
2024	1,003	300,000		301,003		10.7%	71.5%	4.2%
2025	543	—		543		—%	71.5%	—%
2026	490	29,200		29,690		1.1%	72.6%	7.5%
Thereafter	19,115	751,500		770,615		27.4%	100.0%	4.5%
Total	$48,697	$2,763,645		$2,812,342	(3)	100.0%
Notes:

1)	Our $275.0 million unsecured term loan matures on November 21, 2018, subject to a one-year extension at our option.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of December 31, 2016, there was no outstanding balance under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/(discount) and debt issuance costs on certain mortgage loans, note payable, and senior notes as of December 31, 2016.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2016

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)
Projects Stabilized in 2016
Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 234,500 square feet of office space and 670 parking spaces	9%	$113	$108	Stabilized
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building and conversion of office space into 39,000 square feet of retail anchor space to accommodate new tenant	7%	$23	$22	Stabilized
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$21	Stabilized
Melville Mall	Huntington, NY	Redevelopment of 92,000 square foot vacant anchor space to convert into two anchor spaces for a value retailer and a sporting goods tenant and revamp current anchor space	6%	$15	$15	Stabilized
Willow Lawn	Richmond, VA	Construction of two new in-line retail spaces totaling 17,400 square feet	8%	$5	$5	Stabilized
Mercer Mall	Lawrenceville, NJ	Demolition of existing 3,000 square foot pad building to allow for construction of a multi-restaurant pad building totaling 5,600 square feet	10%	$2	$2	Stabilized
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	7%	$2	$2	Stabilized
Total Projects Stabilized in 2016 (3) (4)			9%	$181	$175

Active Redevelopment Projects
The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	8%	$88	$85	2017
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$9	2018
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$16	$12	2017
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$13	2017
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$3	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$1	2018
Pike 7	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$0	2019
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	10%	$5	$3	2017
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	7%	$5	$5	2017
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	8%	$4	$2	2017
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$4	2017
Total Active Redevelopment projects (4)			8%	$188	$137
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose, Assembly Row, and Santana Row
December 31, 2016

							Projected POI Delivered (as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2017	2018	2019	Expected Opening Timeframe

Assembly Row	Somerville, MA
Phase I		- 331,000 SF of retail	5-6%	(5)	$196	Complete	100%	100%	100%
		- 98,000 SF of office
		- 445 residential units (by AVB)
		- Orange Line T-Stop by MBTA
Phase II		- 161,000 SF of retail	7%	(5)	$270 - 285	$199	—	50%	90%	Opening projected 3Q 2017 through 2Q 2018
		- 447 residential units								741,500 SF Partners Healthcare office space
		- 159 boutique hotel rooms								(built by Partners) opened in 2016
		- 122 for-sale condominium units	—	(6)	$70 - 75	$32				Projected closings to commence 2Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD	TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase I		- 159,000 SF of retail	6-7%	(7)	$265 - 270	$265	75%	90%	100%	Retail & office open
		- 80,000 SF of office								Residential opened in 2014 (174 units) and
		- 493 residential units								2015/16 (319 units)
Phase II		- 216,000 SF of retail	6-7%	(5)	$200 - 207	$114	—	65%	85%	Opening projected 3Q 2017 through 2Q 2018
		- 272 residential units
		- 177 hotel rooms
		- 99 for-sale condominium units	—	(6)	$53 - 58	$27				Projected closings to commence 2Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD	TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$17	—	—	TBD	Commenced construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces								Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD	TBD
		- 395 residential units

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our share of the costs in the hotel.
(6)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.
(7)	Excludes approximately $5 million of costs incurred to date of which we have claims for recovery against 3rd parties.

Federal Realty Investment Trust
Assembly Row Site Plan
December 31, 2016

ASSEMBLY ROW

MBTA LINE
MYSTIC RIVER
BLOCK 4
40,300 SF RETAIL
250 AVB OWNED RESIDENTIAL UNITS
BLOCK 6
40,000 SF RETAIL
447 RESIDENTIAL UNITS
FUTURE PHASE
BLOCK 2
32,000 SF RETAIL
98,000 SF OFFICE
PARK
3,200 SF RETAIL
ASSEMBLY ROW
LINEAR PARK
7,000 SF RETAIL
BLOCK 5A
21,000 SF RETAIL
122 FOR-SALE CONDOS
159 HOTEL ROOMS
BLOCK 11
93,000 SF RETAIL
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE
BLOCK 1
66,500 SF RETAIL
195 AVB OWNED RESIDENTIAL UNITS
BLOCK 3
184,600 SF RETAIL
FUTURE PHASE
FUTURE PHASE
BLOCK 10
4,400 SF RETAIL
RIVERFRONT PARK
6 ACRES
GREAT RIVER ROAD
GRAND UNION BOULEVARD
FUTURE PHASE
ASSEMBLY SQUARE MARKETPLACE
332,000 SF RETAIL

LEGEND

INITIAL PHASE:
332,000 SF TOTAL RETAIL

PHASE 1:
331,000 SF TOTAL RETAIL - 98,000 SF TOTAL OFFICE
445 AVALONBAY OWNED RESIDENTIAL UNITS

PHASE 2:
161,000 SF TOTAL RETAIL - 447 TOTAL RESIDENTIAL UNITS
122 FOR-SALE CONDOS - 159 HOTEL ROOMS
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

FUTURE PHASE ENTITLEMENTS:
2 MILLION SF COMMERCIAL - 826 RESIDENTIAL UNITS

PROJECT TOTALS:

- 824,000 SF TOTAL RETAIL
- 98,000 SF TOTAL OFFICE
- 447 RESIDENTIAL UNITS
- 122 FOR-SALE CONDOS
- 159 HOTEL ROOMS

PROJECT ALSO INCLUDES:

- 445 AVALONBAY OWNED RESIDENTIAL UNITS
- 741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

Federal Realty Investment Trust
Pike & Rose Site Plan
December 31, 2016

PIKE & ROSE

MONTROSE PARKWAY
FUTURE PHASE
BLOCK 3
26,000 SF RETAIL
PORSCHE
ROSE STREET
BLOCK 1A
50,000 SF RETAIL
PINSTRIPES
BLOCK 4
28,000 SF RETAIL
L.L.Bean
FUTURE PHASE
ROSE AVENUE
FUTURE PHASE
BLOCK 6
44,000 SF RETAIL
272 RESIDENTIAL
H&M
GRAND PARK AVE.
BLOCK 7
32,000 SF RETAIL
99 FOR-SALE CONDOS
177 HOTEL ROOMS
canopy
TRADE STREET
BLOCK 8
36,000 SF RETAIL
REI
FUTURE PHASE
ROCKVILLE PIKE
TOWNE ROAD
PERSEI PLACE
MEETING STREET
LOADING
BLOCK 10
11,800 SF RETAIL
319 RESIDENTIAL UNITS
BLOCK 11
106,600 SF RETAIL
80,000 SF OFFICE
iPic THEATERS
GAP
sport&health
BLOCK 12
40,600 SF RETAIL
174 RESIDENTIAL UNITS
SUMMER HOUSE
BLOCK 13
EXISTING
12,000 SF RETAIL
OLD GEORGETOWN ROAD

LEGEND

PHASE 1:
159,000 SF TOTAL RETAIL - 80,000 SF TOTAL OFFICE - 493 TOTAL RESIDENTIAL UNITS

PHASE 2:
216,000 SF TOTAL RETAIL - 272 TOTAL RESIDENTIAL UNITS
99 FOR-SALE CONDOS - 177 HOTEL ROOMS

EXISTING:
12,000 SF TOTAL RETAIL

FUTURE PHASE ENTITLEMENTS:
1 MILLION SF COMMERCIAL - 741 RESIDENTIAL UNITS

PROJECT TOTALS:

- 387,000 SF TOTAL RETAIL
- 80,000 SF TOTAL OFFICE
- 765 TOTAL RESIDENTIAL UNITS
- 99 FOR-SALE CONDOS
- 177 HOTEL ROOMS

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2016

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Fresh Meadows	Queens, NY
	Bethesda Row	Bethesda, MD	Northeast	Philadelphia, PA
	Brick	Brick, NJ	The Shops at Sunset Place	South Miami, FL
	CocoWalk	Coconut Grove, FL	Third Street Promenade	Santa Monica, CA
	Crossroads	Highland Park, IL	Troy	Parsippany, NJ
	Darien	Darien, CT	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
Significant Acquisitions and Disposition
December 31, 2016

2016 Significant Acquisitions

On January 13, 2016, we acquired our partner's 70% interest in our joint venture arrangement (the "Partnership") with affiliates of a discretionary fund created and advised by Clarion Partners ("Clarion") for $153.7 million, which included the payment of $130 million of cash and the assumption of mortgage loans totaling $34.4 million. As a result of the transaction, we gained control of the six underlying properties, and effective January 13, 2016, have consolidated the properties. We also recognized a gain on acquisition of the controlling interest of $25.7 million related to the difference between the carrying value and fair value of the previously held equity interest.

Property	City/State	GLA	Principal Tenants
		(in square feet)
Atlantic Plaza	North Reading, MA	123,000	Stop & Shop
Barcroft Plaza	Falls Church, VA	100,000	Harris Teeter / Bank of America
Campus Plaza	Bridgewater, MA	116,000	Roche Bros. / Burlington Coat Factory
Free State Shopping Center	Bowie, MD	265,000	Giant Food / TJ Maxx / Ross Dress For Less / Office Depot
Greenlawn Plaza	Greenlawn, NY	106,000	Greenlawn Farms / Tuesday Morning
Plaza del Mercado	Silver Spring, MD	96,000	CVS
	Total GLA	806,000

On July 26, 2016, we acquired an additional building in the Coconut Grove neighborhood of Miami, Florida for $5.9 million through our CocoWalk LLC entity.

On November 7, 2016, we acquired a building adjacent to our Barcroft Plaza property for $5.3 million.

2016 Disposition

On May 12, 2016, an unconsolidated joint venture that we hold an interest in, sold a building in Coconut Grove, Florida. Our share of the gain, net of noncontrolling interests, was $0.5 million.

Subsequent Event - 2017 Significant Acquisition

On February 1, 2017, we acquired a leasehold interest in Hastings Ranch Plaza, a 274,000 square foot shopping center in Pasadena, California for $29.5 million.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	(9)	Washington, DC-MD-VA	2006-2007/2016	$42,850		115,000	90%	84%	$24.52	46,000	Harris Teeter	Bank of America
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	226,075		534,000	95%	94%	49.20	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	100,965		325,000	97%	97%	40.09	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus / Saks Fifth Avenue Off 5th / Ulta
Courthouse Center		Washington, DC-MD-VA	1997	4,905		35,000	66%	66%	23.31
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	13,968		144,000	97%	97%	34.88	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	67,642		248,000	99%	99%	35.30	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center	(9)	Washington, DC-MD-VA	2007	63,978		265,000	90%	85%	18.51	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	2001	37,570		119,000	100%	100%	29.01			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	26,901		207,000	94%	93%	27.51			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	34,856		260,000	91%	91%	27.24	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,787		73,000	98%	98%	46.61	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	55,969		389,000	86%	86%	21.71	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	36,026		236,000	92%	92%	23.09	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(4)	Washington, DC-MD-VA	2011/2013	154,215	72,726	364,000	92%	92%	25.74	73,000	Giant Food	Marshalls / Barnes & Noble / A.C. Moore / Value City Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003/2006	84,114		569,000	97%	97%	17.76	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1976	7,261		92,000	100%	100%	38.98	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,885		227,000	98%	98%	24.87	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	98,109		299,000	83%	83%	39.25	45,000	Harris Teeter	Bed, Bath & Beyond / DSW / TJ Maxx
Pike and Rose	(5)	Washington, DC-MD-VA	1982/2007/2012	469,388		251,000	100%	100%	43.63			iPic Theater / Sport & Health / Gap / Gap Kids / Nike / Bank of America
Pike 7 Plaza		Washington, DC-MD-VA	1997/2015	42,333		164,000	100%	100%	45.06			DSW / Staples / TJ Maxx
Plaza del Mercado	(9)	Washington, DC-MD-VA	2004	42,416		105,000	91%	65%	30.91	18,000	Aldi	CVS
Quince Orchard		Washington, DC-MD-VA	1993	38,073		267,000	95%	95%	23.37	19,000	Aldi	L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(7)	Washington, DC-MD-VA	2006-2007	50,016	4,474	187,000	92%	92%	27.46	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	10,544	21,283	N/A	97%	95%	N/A
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,744		49,000	86%	86%	45.16			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,707		112,000	88%	87%	24.87	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,623		49,000	95%	95%	44.63	11,000	Trader Joe's
Village at Shirlington	(7)	Washington, DC-MD-VA	1995	63,219	6,591	266,000	89%	85%	37.59	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	19,656		83,000	98%	96%	97.30	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,875,795		6,034,000	93%	92%	32.28

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	19,365		69,000	100%	100%	44.18			Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	2005/2007	89,499		241,000	91%	88%	27.37	32,000	Sprouts	Orchard Supply Hardware / Rite Aid
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	177,601		439,000	100%	100%	18.17	59,000	Pak-N-Save	Home Depot / Michaels / Target / Nordstrom Rack / Ashley Furniture / Ulta
Escondido Promenade	(4)	San Diego, CA	1996/2010	47,348		298,000	98%	96%	24.59			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,855		23,000	100%	100%	42.27
Hollywood Blvd		Los Angeles-Long Beach, CA	1999	46,722		180,000	91%	91%	33.98			DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(6)	San Jose, CA	1998	11,666		79,000	100%	100%	32.03	31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	36,756		98,000	99%	96%	41.51			Anthropologie / Banana Republic / Gap

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach, CA	2011/2013	278,722	175,000	494,000	96%	93%	43.26	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	806,917		888,000	99%	98%	49.81			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M / Splunk
San Antonio Center	(4) (6)	San Francisco-Oakland-San Jose, CA	2015	73,500		376,000	95%	95%	13.36	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	79,047		209,000	94%	94%	76.01			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	149,426		638,000	96%	96%	17.96	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	36,109		105,000	81%	81%	44.41			Shreve & Co.
		Total California		1,858,533		4,137,000	96%	96%	34.14

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	70,152		422,000	68%	65%	20.13			AMC Loews / Barnes & Noble / Ulta
Brook 35	(4) (6)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	47,118	11,500	98,000	100%	100%	35.25			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,921		95,000	97%	97%	28.42	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	86,345		404,000	99%	99%	31.81	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenlawn Plaza	(9)	Nassau-Suffolk, NY	2006	31,672		106,000	94%	94%	17.63	46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	14,127		36,000	100%	100%	70.15			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,630		134,000	100%	100%	28.80	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007/2015	46,575		279,000	99%	99%	25.74			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack / Ulta
Huntington Square		Nassau-Suffolk, NY	2010	12,176		74,000	93%	93%	27.69			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	83,874		251,000	95%	74%	26.58			Dick’s Sporting Goods / Marshalls / Macy's Backstage / Field & Stream
Mercer Mall	(7)	Trenton, NJ	2003	120,970	55,618	530,000	98%	98%	24.25	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(4) (6)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	123,756	53,328	192,000	100%	99%	44.77			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	35,089		211,000	67%	67%	28.57			L.A. Fitness
		Total NY Metro/New Jersey		749,405		2,832,000	91%	89%	28.46

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,791		265,000	93%	93%	15.55	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,533		295,000	100%	100%	24.47	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,449		268,000	97%	96%	15.81	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,892		156,000	98%	98%	21.57	75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	1985	21,930		219,000	98%	98%	16.79	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	33,000		364,000	96%	96%	20.58	53,000	Acme Markets	Brightwood Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	28,230		288,000	87%	87%	12.57			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	15,142		124,000	89%	89%	9.86	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	30,096		211,000	96%	95%	19.09			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	42,815		251,000	100%	100%	27.48	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		288,878		2,441,000	96%	95%	18.99

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
New England
Assembly Row / Assembly Square Marketplace	(5)	Boston-Cambridge-Quincy, MA-NH	2005-2011, 2013	627,726		761,000	94%	94%	23.45			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx
Atlantic Plaza	(9)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	25,182		123,000	92%	92%	16.25	64,000	Stop & Shop
Campus Plaza	(9)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	30,387		116,000	98%	98%	15.26	46,000	Roche Bros.	Burlington Coat Factory
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,841	6,576	222,000	100%	100%	12.01	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993/2016	38,316		241,000	94%	92%	16.50	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	148,039		223,000	95%	95%	47.15	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	15.31	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,280		149,000	100%	100%	17.72	50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	15,257		169,000	100%	100%	12.22	55,000	Super Stop & Shop	Kmart
		Total New England		955,396		2,052,000	96%	96%	21.31

South Florida
Cocowalk	(4) (8)	Miami-Ft Lauderdale	2015	106,877		222,000	78%	78%	36.24			Cinepolis Theaters / Gap / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	2008/2014	62,588		196,000	91%	76%	16.11	44,000	Winn Dixie	CVS
The Shops at Sunset Place	(4)	Miami-Ft Lauderdale	2015	120,777	68,634	523,000	84%	84%	21.43			AMC Theatres / L.A. Fitness / Barnes & Noble / GameTime / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	2011/2014	96,170		414,000	99%	98%	21.80	12,000	Trader Joe's	Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		386,412		1,355,000	89%	86%	23.10

Baltimore
Governor Plaza		Baltimore, MD	1985	27,374		243,000	100%	100%	19.56	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	30,938		395,000	100%	100%	14.44	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore, MD	2007	106,075	52,705	311,000	99%	99%	24.27			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore / Ulta
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,460		32,000	96%	96%	49.25
White Marsh Plaza		Baltimore, MD	2007	25,228		80,000	96%	96%	22.06	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	44,556		73,000	97%	97%	31.49
		Total Baltimore		251,631		1,134,000	99%	99%	20.77

Chicago
Crossroads		Chicago, IL	1993	32,125		168,000	88%	88%	22.14			Binny's / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	36,791		316,000	99%	96%	12.67			Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Michaels
Garden Market		Chicago, IL	1994	13,595		140,000	98%	98%	12.85	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	17,024		129,000	85%	85%	11.55	77,000	Jewel Osco
		Total Chicago		99,535		753,000	94%	93%	14.55

Other
Barracks Road		Charlottesville, VA	1985	63,800		498,000	98%	97%	26.36	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta / Nike
Bristol Plaza		Hartford, CT	1995	30,778		266,000	94%	94%	13.36	74,000	Stop & Shop	TJ Maxx

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	1986	31,030		153,000	94%	90%	24.25	13,000	Trader Joe's	Stein Mart / Ulta
Gratiot Plaza		Detroit, MI	1973	19,820		217,000	100%	100%	12.04	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	1980	13,862	4,907	127,000	98%	95%	17.82	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,804	4,553	169,000	97%	97%	17.80			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	93,394		462,000	92%	92%	18.64	66,000	Kroger	DSW / Old Navy / Staples / Ross Dress For Less
		Total Other		293,488		1,892,000	96%	95%	19.46

Grand Total				$6,759,073	$537,895	22,630,000	94%	93%	$26.91
Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgage payables.

(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Calculated as the aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(4)	The Trust has a controlling financial interest in this property.
(5)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(6)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	All or a portion of property subject to capital lease obligation.
(8)	This property includes partial interests in eight buildings in addition to our initial acquisition.
(9)
On January 13, 2016, we acquired the 70% controlling interest in these properties and now own the properties 100%. The year acquired reflects the year we first acquired an equity interest in the property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2016

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2016	77	100%	274,622	$37.10	$32.27	$1,325,040	15%	27%	7.2	$9,874,657	$35.96	(7)
3rd Quarter 2016	93	100%	427,021	$31.25	$27.40	$1,641,966	14%	27%	8.3	$15,287,078	$35.80
2nd Quarter 2016	91	100%	372,778	$38.21	$34.13	$1,522,734	12%	25%	6.6	$8,100,475	$21.73
1st Quarter 2016	85	100%	398,820	$33.53	$29.67	$1,541,181	13%	24%	8.3	$12,405,156	$31.10	(7)
Total - 12 months	346	100%	1,473,241	$34.72	$30.63	$6,030,921	13%	26%	7.6	$45,667,366	$31.00

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2016	28	36%	115,640	$45.50	$34.45	$1,278,167	32%	53%	9.6	$9,592,450	$82.95	(7)
3rd Quarter 2016	39	42%	168,213	$35.12	$28.99	$1,030,672	21%	35%	11.1	$10,692,617	$63.57
2nd Quarter 2016	33	36%	105,307	$43.13	$34.97	$858,882	23%	40%	9.0	$7,235,818	$68.71
1st Quarter 2016	28	33%	154,121	$31.02	$25.57	$838,752	21%	35%	11.3	$8,590,661	$55.74	(7)
Total - 12 months	128	37%	543,281	$37.72	$30.34	$4,006,473	24%	40%	10.3	$36,111,546	$66.47

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2016	49	64%	158,982	$30.99	$30.69	$46,873	1%	6%	4.5	$282,207	$1.78
3rd Quarter 2016	54	58%	258,808	$28.74	$26.37	$611,294	9%	21%	6.0	$4,594,461	$17.75
2nd Quarter 2016	58	64%	267,471	$36.28	$33.79	$663,852	7%	19%	5.4	$864,657	$3.23
1st Quarter 2016	57	67%	244,699	$35.12	$32.25	$702,429	9%	18%	6.6	$3,814,495	$15.59
Total - 12 months	218	63%	929,960	$32.97	$30.79	$2,024,448	7%	17%	5.8	$9,555,820	$10.28

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2016					89	347,604		$38.25	8.2	$11,290,441	$32.48
3rd Quarter 2016					102	452,836		$32.06	8.5	$17,575,645	$38.81
2nd Quarter 2016					103	467,364		$35.66	6.9	$9,864,863	$21.11
1st Quarter 2016					92	419,781		$33.45	8.3	$14,483,247	$34.50
Total - 12 months					386	1,687,585		$34.68	7.9	$53,214,196	$31.53

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $0.3 million ($0.74 per square foot) in 4th Quarter 2016 and $5.2 million ($8.22 per square foot) in 1st Quarter 2016 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Del Mar Village, Melville Mall, Montrose Crossing) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2016

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	453,000	3%	$17.51	912,000	11%	$34.97	1,365,000	7%	$29.17
2018	1,686,000	13%	$15.69	1,103,000	13%	$38.92	2,789,000	13%	$24.88
2019	1,861,000	15%	$18.90	953,000	11%	$37.59	2,814,000	13%	$25.23
2020	1,181,000	9%	$16.43	1,027,000	12%	$38.30	2,209,000	11%	$26.60
2021	1,478,000	12%	$19.92	1,044,000	13%	$40.15	2,522,000	12%	$28.29
2022	1,607,000	13%	$16.57	869,000	10%	$36.87	2,476,000	12%	$23.69
2023	440,000	3%	$21.16	587,000	7%	$39.51	1,027,000	5%	$31.64
2024	582,000	5%	$18.94	530,000	6%	$42.44	1,111,000	5%	$30.14
2025	729,000	6%	$21.41	600,000	7%	$37.45	1,329,000	6%	$28.65
2026	490,000	4%	$26.62	353,000	4%	$42.49	843,000	4%	$33.26
Thereafter	2,196,000	17%	$22.50	370,000	5%	$43.07	2,566,000	12%	$25.46
Total (3)	12,703,000	100%	$19.16	8,348,000	100%	$38.69	21,051,000	100%	$26.91

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	91,000	1%	$25.93	693,000	8%	$32.24	784,000	4%	$34.16
2018	378,000	3%	$17.88	651,000	8%	$40.71	1,029,000	5%	$32.33
2019	477,000	4%	$20.37	587,000	7%	$38.57	1,064,000	5%	$30.41
2020	184,000	1%	$20.24	599,000	7%	$38.07	782,000	4%	$33.88
2021	334,000	3%	$23.43	583,000	7%	$42.66	918,000	4%	$35.66
2022	194,000	1%	$29.57	616,000	7%	$35.35	810,000	4%	$33.96
2023	368,000	3%	$17.40	471,000	6%	$39.51	839,000	4%	$29.81
2024	447,000	3%	$18.19	437,000	5%	$41.90	884,000	4%	$29.91
2025	247,000	2%	$20.10	540,000	7%	$37.12	787,000	4%	$31.78
2026	367,000	3%	$25.87	435,000	5%	$39.18	801,000	4%	$33.09
Thereafter	9,616,000	76%	$18.54	2,736,000	33%	$38.74	12,353,000	58%	$23.02
Total (3)	12,703,000	100%	$19.16	8,348,000	100%	$38.69	21,051,000	100%	$26.91

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of December 31, 2016.
(3)	Represents occupied square footage as of December 31, 2016.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2016

Overall Portfolio Statistics (1)	At December 31, 2016			At December 31, 2015

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	22,630,000	21,356,000	94.4%	21,379,000	20,165,000	94.3%

Residential Properties (units)	1,867	1,792	96.0%	1,715	1,535	89.5%

Same Center Statistics (1)	At December 31, 2016			At December 31, 2015

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,827,000	16,106,000	95.7%	16,813,000	16,128,000	95.9%

Residential Properties (units) (5)	1,326	1,270	95.8%	1,326	1,252	94.4%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2016 leased percentage was 97.1% for anchor tenants and 90.5% for small shop tenants.
(4)			Occupied percentage was 93.3% and 93.5% at December 31, 2016 and 2015, respectively, and same center occupied percentage was 95.2% and 95.3% at December 31, 2016 and 2015, respectively.
(5)
Excludes properties purchased, sold or under redevelopment or development. Excludes the six properties discussed on page 20 under significant acquisitions as we did not consolidate the properties in 2015.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2016

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold USA, Inc.	$17,353,000	3.06%	1,036,000	4.58%	17
2	TJX Companies, The	$14,228,000	2.51%	816,000	3.61%	25
3	Bed, Bath & Beyond, Inc.	$13,265,000	2.34%	736,000	3.25%	20
4	Gap, Inc., The	$12,808,000	2.26%	354,000	1.56%	26
5	Splunk, Inc.	$10,276,000	1.81%	235,000	1.04%	1
6	L.A. Fitness International LLC	$8,662,000	1.53%	389,000	1.72%	9
7	CVS Corporation	$7,994,000	1.41%	194,000	0.86%	16
8	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	$6,656,000	1.17%	218,000	0.96%	36
9	AMC Entertainment Inc.	$6,572,000	1.16%	317,000	1.40%	6
10	DSW, Inc.	$6,390,000	1.13%	229,000	1.01%	11
11	Dick's Sporting Goods, Inc.	$6,185,000	1.09%	257,000	1.14%	6
12	Home Depot, Inc.	$5,667,000	1.00%	438,000	1.94%	5
13	Barnes & Noble, Inc.	$5,417,000	0.96%	244,000	1.08%	9
14	Best Buy Stores, L.P.	$5,410,000	0.95%	186,000	0.82%	4
15	Michaels Stores, Inc.	$5,331,000	0.94%	286,000	1.26%	12
16	Bank of America, N.A.	$5,043,000	0.89%	97,000	0.43%	20
17	Nordstrom, Inc.	$4,913,000	0.87%	195,000	0.86%	5
18	Whole Foods Market, Inc.	$4,425,000	0.78%	167,000	0.74%	4
19	Kroger Co., The	$4,194,000	0.74%	356,000	1.57%	8
20	Ross Stores, Inc.	$4,193,000	0.74%	238,000	1.05%	8
21	Saks & Company	$4,090,000	0.72%	100,000	0.44%	3
22	Staples, Inc.	$3,884,000	0.69%	171,000	0.76%	9
23	AB Acquisition LLC (Acme, Safeway)	$3,790,000	0.67%	404,000	1.79%	7
24	Wells Fargo Bank, N.A.	$3,750,000	0.66%	48,000	0.21%	14
25	Starbucks Corporation	$3,712,000	0.66%	64,000	0.28%	39
	Totals - Top 25 Tenants	$174,208,000	30.74%	7,775,000	34.36%	320

	Total:	$566,672,000	(1)	22,630,000	(2)	2,856

Notes:
(1)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of December 31, 2016.
(2)	Excludes redevelopment square footage not yet placed in service.
(3)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2016

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2017. Estimates do not include the impact from potential acquisitions, potential dispositions, or land sale gains which have not closed as of February 13, 2017.

	Full Year 2017 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.13	$3.23
Adjustments:
Estimated depreciation and amortization of real estate	2.46	2.46
Estimated amortization of initial direct costs of leases	0.24	0.24
Estimated FFO per diluted share	$5.83	$5.93

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2016 and 2015 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
Net income	$59,724	$69,998	$258,883	$218,424
Depreciation and amortization	48,448	46,423	193,585	174,796
Interest expense	23,851	23,207	94,994	92,553
Early extinguishment of debt	—	—	—	19,072
Other interest income	(89)	(40)	(374)	(149)
EBITDA	131,934	139,588	547,088	504,696
Gain on sale of real estate and change in control of interests	—	(16,821)	(32,458)	(28,330)
Adjusted EBITDA	$131,934	$122,767	$514,630	$476,366

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared. Same center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.